Oppenheimer Quest Opportunity Value Fund
                         Exhibit 24(b)(16) to Form N-1A
                      Performance Data Computation Schedule


The Fund's average annual total returns and total returns are calculated as described below, on the basis of the Fund's distributions, for the past 10 years which are as follows:

  Distribution          Amount From       Amount From
  Reinvestment          Investment        Long or Short-Term      Reinvestment
  (Ex)Date              Income            Capital Gains           Price


Class A Shares
  12/28/89               0.2230000         0.2420000               11.690
  12/28/90               0.2340000         0.0260000               10.230
  12/17/91               0.0000000         0.5450000               13.940
  12/30/91               0.0340000         0.0000000               14.900
  12/18/92               0.0000000         0.3170000               17.260
  12/31/92               0.0690000         0.0000000               17.270
  11/15/93               0.0000000         0.2190000               18.390
  12/31/93               0.3260000         0.0000000               18.140
  12/05/94               0.0000000         0.6135000               18.360
  12/30/94               0.1171000         0.0000000               18.300
  12/27/95               0.1332400         0.2854000               25.350
  12/10/96               0.1136900         0.7780200               30.440


Class B Shares
  11/15/93               0.0000000         0.2190000               18.380
  12/31/93               0.3127000         0.0000000               18.120
  12/05/94               0.0000000         0.6135000               18.250
  12/30/94               0.1166000         0.0000000               18.180
  12/27/95               0.0703200         0.2854000               25.120
  12/10/96               0.0303900         0.7780200               30.090


Class C Shares
  11/15/93               0.0000000         0.2190000               18.370
  12/31/93               0.3116000         0.0000000               18.120
  12/05/94               0.0000000         0.6135000               18.240
  12/30/94               0.1168000         0.0000000               18.180
  12/27/95               0.0760900         0.2854000               25.090
  12/10/96               0.0231300         0.7780200               30.060



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Oppenheimer Quest Opportunity Value Fund
Page 2


  1. Average Annual Total Returns for the Periods Ended 10/31/97:

   The formula for calculating average annual total return is as follows:

   1/number of years = n       {(ERV/P)^n} - 1 = average annual total return

   Where:  ERV = ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period
           P   = hypothetical initial investment of $1,000

Class A Shares

Examples, assuming a maxiExamples at NAV:
  sales charge of 5.75%:

  One Year                                 One Year

  {($1,156.08/$1,000)^ 1} - 1   = 15.61%   {($1,226.61/$1,000)^ 1} - 1  = 22.66%

  Five Year                                Five Year

  {($2,299.77/$1,000)^.2} - 1   = 18.12%   {($2,440.11/$1,000)^.2} - 1  = 19.53%

  Inception                                Inception

  {($4,272.41/$1,000)^.1133}- 1 = 17.88%   {($4,533.00/$1,000)^.1133}- 1=18.67%


Class B Shares

Examples, assuming a maxiExamples at NAV: contingent deferred sales charge of 5.00% for the first year, and 2.00% for the inception year:

  One Year                                 One Year

  {($1,170.46/$1,000)^ 1} - 1   = 17.05%   {($1,220.48/$1,000)^ 1} - 1 = 22.05%

  Inception                                Inception

  {($2,066.76/$1,000)^.24} - 1  = 19.03%   {($2,086.77/$1,000)^.24} - 1 =19.31%


Class C Shares

Examples, assuming a maxiExamples at NAV: contingent deferred sales charge of 1.00% for the first year, and 0.00% for the inception year:

  One Year                                 One Year

  {($1,210.47/$1,000)^ 1} - 1   = 21.05%   {($1,220.48/$1,000)^ 1} - 1 = 22.05%

  Inception                                Inception

  {($2,084.39/$1,000)^.24} - 1  = 19.28%   {($2,084.39/$1,000)^.24} - 1 = 19.28%



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Oppenheimer Quest Opportunity Value Fund
Page 3


2. Cumulative Total Returns for the Periods Ended 10/31/97:

    The formula for calculating cumulative total return is as follows:

   (ERV - P) / P  =  Cumulative Total Return

Class A Shares

Examples, assuming a maxiExamples at NAV:
  sales charge of 5.75%:

  One Year                                 One Year

  $1,156.08 - $1,000/$1,000   =  15.61%    $1,226.61 - $1,000/$1,000  =   22.66%

  Five Year                                Five Year

  $2,299.77 - $1,000/$1,000   = 129.98%    $2,440.11 - $1,000/$1,000  =  144.01%

  Inception                                Inception

  $4,272.41 - $1,000/$1,000  =  327.24%    $4,533.00 - $1,000/$1,000  =  353.30%


Class B Shares

Examples, assuming a maxiExamples at NAV: contingent deferred sales charge of 5.00% for the first year, and 2.00% for the inception year:

  One Year                                 One Year

  $1,170.46 - $1,000/$1,000  =   17.05%    $1,220.48 - $1,000/$1,000  =   22.05%

  Inception                                Inception

  $2,066.76 - $1,000/$1,000  =  106.68%    $2,086.77 - $1,000/$1,000  =  108.68%


Class C Shares

Examples, assuming a maxiExamples at NAV: contingent deferred sales charge of 1.00% for the first year, and 0.00% for the inception year:

  One Year                                 One Year

  $1,210.47 - $1,000/$1,000  =   21.05%    $1,220.48 - $1,000/$1,000  =   22.05%

  Inception                                Inception

  $2,084.39 - $1,000/$1,000  =  108.44%    $2,084.39 - $1,000/$1,000  =  108.44%